Exhibit 10.2

Secured Original Issue Discount Promissory Note

Original Issuance Date: February 6, 2025	Principal: $xxxxxx
Maturity Date: November 6, 2025	Loan Amount: $xxxxxx

FOR VALUE RECEIVED, Fresh Vine Wine, Inc., a Nevada corporation (the “Maker” or the “Company”), hereby promises to pay to the order of ______________________, or its registered assigns (the “Holder”) the principal sum of $[              ] (the “Principal Amount”) pursuant to the terms of this Secured Original Issue Discount Promissory Note (this “Note”). In exchange for delivery of the Note on the Original Issuance Date referred to above, the Holder shall lend the Maker $[             ] in United States dollars net of an original issuance discount of $[         ].

The Maturity Date of this Note shall be nine months from the Original Issuance Date of this Note which dates are specified above, unless the Holder has given notice to the Maker that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note. The Maturity Date is the date upon which the Principal Amount and other amounts shall be due and payable unless due or prepaid earlier.

This Note is secured by a first priority security interest as evidenced by and to the extent set forth in that certain Pledge Agreement by and between the Maker and the Holder dated as of the Original Issuance Date (the “Security Agreement”), subject to that certain security agreement dated as of October 8, 2024 between the Company and the entities listed therein.

All payments under or pursuant to this Note shall be made in United States dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time-to-time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by the Holder to the Maker.

ARTICLE 1

1.1             Purchase Agreement. This Note has been executed and delivered pursuant to, and is one of a series of substantially similar promissory notes issued pursuant to, the Securities Purchase Agreement, dated as of the Original Issuance Date (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the other “Purchasers” (as such term is defined in the Purchase Agreement) and the Holder. Capitalized words and terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2             Interest. Interest on this Note shall commence accruing on the Original Issuance Date at 0% per annum (the “Interest”). From and after the occurrence and during the continuance of any Event of Default, the Interest rate shall automatically be increased to the lesser of 22% per annum or the highest amount permitted by law. In the event that such Event of Default is subsequently cured (and no other Event of Default then exists), the adjustment referred to in the preceding sentence shall cease to be effective as of the day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

1.3             Payment on Non-Trading Days. Whenever any payment to be made shall be due on a day which is not a Trading Day, such payment may be due on the next succeeding Trading Day.

1.4             Replacement. Upon receipt of a duly executed Affidavit of Loss and Indemnity Agreement in customary form from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note. The Holder shall not be required to post bond or other security.

1.5             Status of Note. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness of the Company other than Indebtedness under certain secured convertible notes dated October 8, 2024 (the “Secured Convertible Notes) in the aggregate principal amount of $600,000 ), per the Security Agreement. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker (other than the Secured Convertible Notes) or any class of capital stock of the Maker, an amount equal to the outstanding Principal Amount, Interest and any other sums due. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

ARTICLE 2

2.1             Events of Default. An “Event of Default” under this Note shall mean any of the following (unless the Event of Default is waived in writing by the Holder):

(a)              following a five Trading Day opportunity to cure without the Holder being required to provide any notice or make any demand, any default in the payment of the Principal Amount, Interest or other sums due under this Note when due (whether on a Payment Date, the Maturity Date or by acceleration or otherwise);

(b)             the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document, including, for the avoidance of doubt, the Maker issuing any Indebtedness or the imposition of a Lien upon any of the assets of the Maker or any subsidiary, except for Permitted Liens, or otherwise breaching its obligations hereunder which failure is not cured, if possible to cure, within the earlier to occur of (i) three Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) five Trading Days after the Company has become or should have become aware of such failure;

(c)              the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on $500,000 or more of any Indebtedness (other than this Note), or agreement or lease or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(d)             any representation or warranty made by the Maker (or any of its Subsidiaries) in the Purchase Agreement, this Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(e)              the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(f)              a proceeding or case shall be commenced (and continue undismissed or unstayed) in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 30 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the above;

(g)             one or more final judgments or orders for the payment of money aggregating in excess of $500,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Maker and/or any of its Subsidiaries, that is not dismissed, satisfied or stayed within 10 days;

(h)             the Maker fails to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in the filing of any report required to be filed under the Exchange Act, or ceases to be subject to the reporting requirements of the Exchange Act, except as a result of the transactions contemplated by the Business Combination Agreement. For avoidance of doubt, a failure to file an Exchange Act report on-time shall be deemed to be a failure to comply in a material respect but any report filed within an extension permitted by Rule 12b-25 under the Exchange Act shall be considered to have been timely filed and not amount to a failure to comply;

(i)               the Maker restates in a material manner any financial statements included in its reports filed pursuant to the Exchange Act or registration statements for any date or period from (i) two years prior to the Original Issuance Date of this Note and (ii) until this Note is no longer outstanding, but only if following first public announcement or disclosure that a restatement will occur, the VWAP on the next 5 Trading Days is 20% less than the VWAP on the Trading Day prior to the announcement. For the purposes of this provision, a restatement shall be deemed material if it results in a decrease in the Maker’s current net assets of 20% or more or results in a decrease in net profit or increase in net losses for the period of 20% or more;

(j)               the Common Stock ceases to be listed on the Trading Market, except as a result of the transactions contemplated by the Business Combination Agreement;

(k)             the Maker consummates a “going private” transaction and as a result its Common Stock is no longer registered under Sections 12(b) of the Exchange Act;

(l)               except for the Business Combination Agreement, the Company shall be a party to any Fundamental Transaction (A) without first giving the Holder 10 days’ prior written notice of the closing of such Fundamental Transaction and (B) prior to or simultaneous with the closing of such Fundamental Transaction, this Note is not fully repaid.

2.2             Notice of an Event of Default. Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two Trading Days of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

ARTICLE 3

3.1             Covenants. For so long as the Note is outstanding, without the prior written consent of the Holder:

(a)              Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee or assume any Indebtedness (other than (i) this Note and the other Notes upon issuance, (ii) Indebtedness for operational costs incurred in the normal course of business not to exceed $500,000, and (iii) Indebtedness under the Secured Convertible Notes (“Permitted Indebtedness”).

(b)             Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any Liens (as defined under the Purchase Agreement) other than Permitted Liens. “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $500,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from or relating to the Micheals lawsuit (as described in Schedule 3(t) to the Purchase Agreement), and (viii) Liens securing any Permitted Indebtedness.

(c)              Restricted Payments. Except as otherwise provided for in this Note, s or the other Transaction Documents, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note and Permitted Indebtedness) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(d)             Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and products in the ordinary course of business, and (iii) sales of unwanted or obsolete assets.

(e)              Preservation of Existence, Etc. The Company shall maintain and preserve and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its material Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. In addition, the Company shall not amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder.

(f)              Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its material Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(g)             Maintenance of Intellectual Property. The Company will, and will cause each of its material Subsidiaries to, take commercially reasonable steps to maintain all of the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor of the Company and/or any of its Subsidiaries, in each case that are necessary or material to the conduct of its business in full force and effect.

(h)             Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as are covered under the policies that are now in existence, or as required by any governmental authority having jurisdiction with respect thereto.

(i)               Transactions with Company Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Company Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Company Affiliate thereof.

(j)               Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

(k)             Operation of Business. The Company shall operate its business in the ordinary course consistent with past practices.

(l)               Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(m)            Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

ARTICLE 4

4.1             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 4.1 prior to 5:00 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 4.1 on a day that is not a Trading Day or later than 5:00 p.m. (New York, N.Y. time) on any date and earlier than 11:59 p.m. (New York, N.Y. time) on such date, (c) the Trading Day following the date of delivery to a carrier , if sent by U.S. nationally recognized overnight courier service next Trading Day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement. In the case of a notice, communication or delivery sent via carrier or otherwise to be delivered in person, a copy must also be sent via email no later than the time at which the notice, communication or delivery is consigned to the carrier or other means of delivery.

4.2             Exclusive Jurisdiction; Governing Law; Prevailing Party Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of this Note and venue shall be governed by and construed and enforced in accordance with Section 9(a) of the Purchase Agreement. If any party shall commence an action or proceeding to enforce or otherwise relating to this Note, then, in addition to the other obligations of the Company elsewhere in this Note, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.3             Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of pleading and proving irreparable harm or lack of an adequate remedy at law and without any bond or other security being required.

4.5             Enforcement Expenses. The Maker agrees to pay all costs and expenses of the Holder in enforcing or exercising its rights under this Note, including, without limitation, reasonable attorneys’ fees and expenses and the fees and expenses of any expert witnesses.

4.6             Binding Effect. The obligations of the Maker set forth herein shall be binding upon its successors and assigns, whether or not such successors or assigns are permitted by the terms herein.

4.7             Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of the Holder to exercise any right hereunder in any manner impair the exercise of any such right.

4.8             Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.9             Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, and do hereby waive the right to a trial by jury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

FRESH VINE WINE, INC.

By:

Name:

Title: